EXHIBIT 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: October 27, 2005
Original Conversion Price (subject to adjustment herein): $4.00

                                                                      $1,800,000


                        10% CONVERTIBLE SECURED DEBENTURE
                               DUE APRIL 27, 2007

         THIS 10% CONVERTIBLE SECURED DEBENTURE is one of a series of duly authorized and issued 10% Convertible Secured Debentures of Velocity Asset Management Inc., a Delaware corporation, having a principal place of business at 48 S. Franklin Turnpike, Ramsey, NJ 07446 (the "Company") and J. Holder Inc., a New Jersey corporation, having a principal place of business at 3100 Route 138W, Wall, New Jersey 07719 (the "JHolder", and the Company and the JHolder, each a "Seller" and collectively the "Seller"), designated as, to each Seller, its 10% Convertible Secured Debenture, due April 27, 2007 (this debenture, the "Debenture" and collectively with the other such series of debentures, the "Debentures").

         FOR VALUE RECEIVED, the Sellers, jointly and severally, promise to pay to DKR Soundshore Oasis Holding Fund Ltd. or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of $1,800,000 by April 27, 2007, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

         Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

                  "Alternate Consideration" shall have the meaning set forth in
         Section 5(d).

                  "Asset Sale" means a sale by the Sellers of any asset or Collateral (as defined in the Security Agreement), either real property, personal property or otherwise, including, but not limited to, the assets listed on Schedule 2 hereto, including receipt of payment on any obligations owed to the Sellers on such assets (by way of example, if a Seller receives payment on a third party obligation, whether debt or otherwise owed to such Seller, such payment for purposes of this Debenture shall constitute an Asset Sale).

                  "Base Conversion Price" shall have the meaning set forth in
         Section 5(b).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Buy-In" shall have the meaning set forth in Section 4(d)(v).

                  "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Sellers, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) the Sellers merge into or consolidate with any other Person, or any Person merges into or consolidates with a Seller and, after giving effect to such transaction, the stockholders of the applicable Seller immediately prior to such transaction own less than 66% of the aggregate voting power of the applicable Seller or the successor entity of such transaction, or (iii) either Seller sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Seller's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by a Seller of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (iv).

                  "Common Stock" means the common stock, par value $.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

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

                  "Conversion Date" shall have the meaning set forth in Section 4(a).

                  "Conversion Price" shall have the meaning set forth in Section 4(b).

                  "Conversion Shares" means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms.

                  "Debenture Register" shall have the meaning set forth in
         Section 2(c).

                  "Dilutive Issuance" shall have the meaning set forth in
         Section 5(b).

                  "Dilutive Issuance Notice" shall have the meaning set forth in
         Section 5(b).

                  "Effectiveness Period" shall have the meaning given to such term in the Registration Rights Agreement.

                  "Equity Conditions" unless waived by a Holder as to a particular event (which waiver shall apply only as to such event and only as to such Holder) as of the date of such event, shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notice of Conversions of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Debenture shall have been paid, (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the Holder would not violate the limitations set forth in Section 4(c) and (viii) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

                  "Event of Default" shall have the meaning set forth in Section 8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Fundamental Transaction" shall have the meaning set forth in
         Section 5(d).

                  "Interest Conversion Rate" means the lesser of 90% of (a) the average of the 10 Closing Prices immediately prior to the applicable Interest Payment Date and (b) the average of the 10 Closing Prices immediately prior to the date the applicable interest payment shares are issued and delivered if after the Interest Payment Date.

                  "Interest Conversion Shares" shall have the meaning set forth in Section 2(a).

                  "Interest Notice Period" shall have the meaning set forth in
         Section 2(a).

                  "Interest Payment Date" shall have the meaning set forth in
         Section 2(a).

                  "Interest Share Amount" shall have the meaning set forth in
         Section 2(a).

                  "Late Fees" shall have the meaning set forth in Section 2(d).

                  "Mandatory Default Amount" shall equal the sum of (i) the greater of: (A) 130% of the principal amount of this Debenture to be prepaid, plus all accrued and unpaid interest thereon, or (B) the principal amount of this Debenture to be prepaid, plus all other accrued and unpaid interest hereon, divided by the Conversion Price on
         (x) the date the Mandatory Default Amount is demanded or otherwise due or (y) the date the Mandatory Default Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Default Amount is demanded or otherwise due or (y) the date the Mandatory Default Amount is paid in full, whichever is greater, and
         (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

                  "Monthly Conversion Period" shall have the meaning set forth in Section 6(b) hereof.

                  "Monthly Conversion Price" shall have the meaning set forth in
         Section 6(b) hereof.

                  "Monthly Redemption" shall mean the redemption of this Debenture pursuant to Section 6(b) hereof.

                  "Monthly Redemption Amount" shall mean, as to a Monthly Redemption, $150,000.

                  "Monthly Redemption Date" means the 1st of each month, commencing on April 1, 2006 and ending upon the full redemption of this Debenture.

                  "Monthly Redemption Notice" shall have the meaning set forth in Section 6(b) hereof.

                  "Monthly Redemption Period" shall have the meaning set forth in Section 6(b) hereof.

                  "Monthly Redemption Share Amount" shall have the meaning set forth in Section 6(b) hereof.

                  "New York Courts" shall have the meaning set forth in Section 9(d).

                  "Notice of Conversion" shall have the meaning set forth in
         Section 4(a).

                  "Optional Redemption" shall have the meaning set forth in
         Section 6(a).

                  "Optional Redemption Amount" shall mean the sum of (i) 100% of the principal amount of the Debenture then outstanding, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Debenture.

                  "Optional Redemption Date" shall have the meaning set forth in
         Section 6(a).

                  "Optional Redemption Notice" shall have the meaning set forth in Section 6(a).

                  "Optional Redemption Notice Date" shall have the meaning set forth in Section 6(a).

                  "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "Permitted Indebtedness" shall mean (a) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(gg) attached to the Purchase Agreement, (b) lease obligations and purchase money Indebtedness of up to $2,000,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets and (c) Indebtedness incurred after the Original Issue Date pursuant to which the holders thereof shall have entered into a written subordination agreement satisfactory to the Holder, which Indebtedness shall have a maturity date after the Maturity Date hereof and shall have such other terms and conditions as are reasonably satisfactory to the Holder.

                  "Permitted Lien" shall mean the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges (including, without limitation, in connection with workers' compensation and unemployment insurance) or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Sellers) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Sellers and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clause (b) thereunder provided that such Liens are not secured by assets of the Sellers or its Subsidiaries other than the assets so acquired or leased and (d) Liens incurred in connection with Permitted Indebtedness under clause
         (a) thereunder.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Pre-Redemption Conversion Shares" shall have the meaning set forth in Section 6(a) hereof.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of October 27, 2005, to which the Sellers and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Conversion Shares and naming the Holder as a "selling stockholder" thereunder.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Subsidiary" shall have the meaning given to such term in the Purchase Agreement.

                  "Trading Day" means a day on which the Common Stock is traded on a Trading Market.

                  "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

                  "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

         Section 2.  Interest.
         ---------   --------

         a) Payment of Interest in Cash or Kind. The Sellers shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 10% per annum, payable monthly on first day of each calendar month, beginning on the first such date after the Original Issue Date, on each Monthly Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to the principal amount in full being redeemed) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an "Interest Payment Date"), in cash or shares of Common Stock at the Interest Conversion Rate, or a combination thereof (the amount to be paid in shares, the "Interest Share Amount"); provided, however, payment in shares of Common Stock may only occur if (i) during the 10 Trading Days immediately prior to the applicable Interest Payment Date (the "Interest Notice Period") and through and including the date such shares of Common Stock are issued to the Holder all of the Equity Conditions, unless waived by the Holder in writing, have been met and the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (ii) as to such Interest Payment Date, prior to the such Interest Notice Period (but not more 5 Trading Days prior to the commencement of the Interest Notice Period), the Company shall have delivered to the Holder's account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the then Conversion Price (the "Interest Conversion Shares").

         b) Company's Election to Pay Interest in Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Prior to the commencement of an Interest Notice Period, the Company shall provide the Holder with written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised) and the Interest Share Amount as to the applicable Interest Payment Date. During any Interest Notice Period, the Company's election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 or shall file a Current Report on Form 8-K disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

         c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(d)(ii) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Conversion Shares within the time period required by Section 4(d)(ii). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the "Debenture Register"). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment shall be distributed ratably among the holders of the Debentures based on their (or their predecessor's) then principal amount of Debentures pursuant to the Purchase Agreement.

         d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fees") which will accrue daily, from the date such interest is due hereunder through and including the date of payment. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay interest in Common Stock and is not able to pay accrued interest in the form of Common Stock because it does not then satisfy the conditions for payment in the form of Common Stock set forth above, then the Sellers, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled cash interest payment, shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date and the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

         e) Prepayment. Except as otherwise set forth in this Debenture including, but not limited to, Section 6(a), the Sellers may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3.   Registration of Transfers and Exchanges.
----------   ---------------------------------------

         a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance

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

with the Purchase Agreement and applicable federal and state securities laws and regulations.

         c) Reliance on Debenture Register. Prior to due presentment to the Sellers for transfer of this Debenture, the Sellers and any agent of the Sellers may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Sellers nor any such agent shall be affected by notice to the contrary.

Section 4.    Conversion.
----------    ----------

         a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is received hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion promptly, but in no event later than 2 Business Days after receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof. Subject to the Holder's right to rescind pursuant to Section 4(d)(iii), Notices of Conversion shall be irrevocable.

         b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to (i) $4.00 from October 27, 2005 until March 31, 2006 and (ii) on and after April 1, 2006, $2.525 (subject to adjustment herein)(the "Conversion Price").

         c) Holder's Restriction on Conversion. The Company shall not effect any conversion of this Debenture, and the Holder shall not have the right to convert any portion of this Debenture, pursuant to Section 4(a) or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder's Affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of

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

the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 4(c) may be waived by the Holder, at the election of the Holder, upon not less than 61 days' prior notice to the Company, and the provisions of this Section 4(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended 4.99% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.99% limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture. The holders of Common Stock of the Company shall be third party beneficiaries of this Section 4(c) and the Company may not waive this Section 4(c) without the consent of holders of a majority of its Common Stock.

         d)       Mechanics of Conversion
                  -----------------------

                  i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

                  ii. Delivery of Certificate Upon Conversion. Not later than five Trading Days after any Conversion Date, the Company will deliver or cause to be delivered to the Holder (A) a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Conversion Notice is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Payment Period is the 10 Trading Days period immediately prior to the date on which the Conversion Notice is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment) and (B) a bank check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash). The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Debenture tendered for conversion.

                  iv. Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, the Sellers, jointly and severally, shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted,

         $10 per Trading Day (increasing to $20 per Trading Day after 5 Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Debenture outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Sellers, jointly and severally, shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Sellers shall be required to pay the Holder $1,000. The Holder shall provide the Sellers written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make a payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such amount, the Company shall not be required to pay such Holder partial liquidated damages under Section 4(d)(iv) in respect of the certificates resulting in such Buy-In.

                  vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Debentures), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to the reservation of such shares and the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

                  vii. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.  Certain Adjustments.
---------   -------------------

         a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivides outstanding shares of Common Stock into a larger number of shares,
(C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common

Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of (i) an Exempt Issuance or (ii) the Secondary Offering if this Debenture is subject to an Optional Redemption Notice delivered to the Holder within 5 Trading Days of the Closing of the Secondary Offering; provided, however, if this Debenture is not redeemed in full on the Optional Redemption Date, an adjustment shall be made under this Section 5(b) in respect of the Secondary Offering. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

         c) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the holders of the Debenture) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         d) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to a Seller or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

         e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

         f)       Notice to the Holder.
                  --------------------

                  i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common

         Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

                  ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
         (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 6.  Optional Redemption.
---------   -------------------

         a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6, at any time after the Effective Date and prior to March 31, 2006, directly and solely out of the proceeds raised in the Secondary Offering, the Company may deliver a notice to the Holder (an "Optional Redemption Notice" and the date such notice is deemed delivered hereunder, the "Optional Redemption Notice Date") of its irrevocable election to redeem the then outstanding Debentures in full for an amount, equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption

Notice Date (such date, the "Optional Redemption Date" and such redemption, the "Optional Redemption"). The Optional Redemption Amount is due in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date such shares of Common Stock are issued to the Holder, each of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

         b) Monthly Redemption. On each Monthly Redemption Date, the Sellers, jointly and severally, shall redeem the Monthly Redemption Amount plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to such Holder in respect of this Debenture (the "Monthly Redemption"). The Monthly Redemption Amount due on each Monthly Redemption Date shall be paid in cash; provided, however, as to any Monthly Redemption and upon 30 Trading Days' prior written irrevocable notice (the "Monthly Redemption Notice" and the 30 Trading Day period immediately following the Monthly Redemption Notice, the "Monthly Redemption Period"), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares (such dollar amount to be paid on a Monthly Redemption Date in Conversion Shares, the "Monthly Redemption Share Amount") based on a conversion price equal to 85% of the average of the three lowest Closing Prices during the ten Trading Days immediately prior to the Monthly Redemption Date, the "Monthly Conversion Price" and such period, the "Monthly Conversion Period"); provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless, (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions, unless waived in writing by the Holder, have been satisfied and (z) as to such Monthly Redemption, prior to such Monthly Redemption Period (but not more than 5 Trading Days prior to the commencement of the Monthly Redemption Period), the Company shall have delivered to the Holder's account with The Depository Trust Company a number of shares of Common Stock to be applied against such Monthly Redemption Share Amount equal to the quotient of (x) the applicable Monthly Redemption Share Amount divided by (y) the then Conversion Price (the "Pre-Redemption Conversion Shares"). The Holder may convert, pursuant to Section 4(a), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount and all amounts owing thereon are due and paid in full. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the applicable Monthly Redemption Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Share Amount. Any principal amount of this Debenture converted during the applicable Monthly Redemption Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied to such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions, shall be first applied against such conversion. The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full. The Company's determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the Debentures based on their (or their predecessor's) initial purchases of Debentures pursuant to the Purchase Agreement. At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election.

         c) Holder Redemption Right. Upon written notice from the Sellers to the Holder of an Asset Sale (a "Sale of Asset Notice" and the date such notice is deemed delivered hereunder, the "Sale of Asset Notice Date"), the Holder shall have the right to deliver a written notice to the Company (a "Holder Redemption Notice" and the date such notice is deemed delivered hereunder, the "Holder Redemption Notice Date") of its irrevocable election to cause the Sellers use 100% of the proceeds of such sale to redeem all or part of the then outstanding principal amount of this Debenture for an amount, in cash, equal to (i) the principal amount of this Debenture then outstanding, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of this Debenture (the "Holder Redemption" and such amount the "Holder Redemption Amount"). The Sellers must give a Sale of Asset Notice within 5 Trading Days of each Asset Sale. The Holder Redemption Notice must be delivered within 10 Trading Days after the Sale of Asset Notice Date. The Holder Redemption Amount is due and payable on, and contingent upon, the closing or occurrence of the sale. Notwithstanding anything herein to the contrary, the Sellers may elect to exclude up to, in the aggregate, $15,000 of Asset Sales in any calendar quarter from the provisions of this Section 6(c).

         d) Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be made on the Optional Redemption Date. If any portion of the cash payment for an Optional Redemption or Holder Redemption shall not be paid by the Sellers by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Optional Redemption Amount or Holder Redemption Amount, as applicable, plus all amounts owing thereon is paid in full. Alternatively, if any portion of the Optional Redemption Amount or Holder Redemption Amount, as applicable, remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary, and, with respect the failure to honor the Optional Redemption as applicable, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company's determination to redeem in cash or its elections under Section 6(b) shall be applied among the Holders of Debentures ratably. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by fax delivery of a Notice of Conversion to the Company.

Section 7. Negative Covenants. So long as any portion of this Debenture is outstanding, the Sellers will not and will not permit any of its Subsidiaries to directly or indirectly:

         a) other than Permitted Indebtedness, except with the prior written consent of the Agent (as defined in the Security Agreement), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

         b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

         c) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder other than amendments that effect all stakeholders equally and proportionally;

         d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of its securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

         e)       enter into any agreement with respect to any of the foregoing;
or

         f) pay cash dividends or distributions on any equity securities of the Sellers.

Section 8.  Events of Default.
---------   -----------------

         a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  i. any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 3 Trading Days;

                  ii. the Sellers shall fail to observe or perform any other covenant or agreement contained in this Debenture or any other Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder and (B)10 Trading Days after the Sellers shall become or should have become aware of such failure;

                  iii. a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or
         (B) any other material agreement, lease, document or instrument to which the Sellers or any Subsidiary is bound;

                  iv. any representation or warranty made herein, in any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                  v. (i) the Sellers or any of its Subsidiaries shall commence a case, as debtor, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Sellers or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Sellers or any Subsidiary thereof or (ii) there is commenced a case against the Sellers or any Subsidiary thereof, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days; or (iii) the Sellers or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Sellers or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or
         (v) the Sellers or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Sellers shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Sellers or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or
         (viii) the Sellers or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Sellers or any Subsidiary thereof for the purpose of effecting any of the foregoing;

                  vi. the Sellers or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Sellers in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  vii. the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

                  viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Sellers (other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Sellers; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Debenture);

                  ix. a Registration Statement shall not have been declared effective by the Commission on or prior to the 180 calendar day after the Closing Date;

                  x. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than 60 consecutive Trading Days or 90 non-consecutive Trading Days during any 12 month period; provided, however, that in the event that the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and in the written opinion of counsel to the Company, the Registration Statement, would be required to be amended to include information concerning such transactions or the parties thereto that is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period relating to such an event; or

                  xi. a Seller shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with Section 4(d) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof.

                  xii. the Sellers shall fail to notify the Holder within 5 Trading Days of any Asset Sale; or

                  xiii. Within 5 Trading Days of the Original Issue Date, the Sellers shall fail to deliver the documentation necessary to perfect the Holder's security interest in the Collateral set forth on Schedule 2 attached hereto, including but not limited to, assignments of such Collateral.

         b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Upon the payment in full of the Mandatory Default Amount on this entire Debenture the Holder shall promptly surrender this Debenture to or as directed by the Company. The Holder need not provide and the Sellers hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.  Miscellaneous.
---------   -------------

         a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Sellers, at the address set forth above, facsimile number facsimile number (732) 556-0365, Attn: James J. Mastriani, CFO and Chief Legal Officer or such other address or facsimile number as the Sellers may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Sellers hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Sellers, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Sellers, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Sellers. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

         c) Security Interest. This Debenture is a direct debt obligation of the Sellers and, pursuant to the Security Agreement, is secured by all of the assets of the Sellers; provided, however, that such security shall be subject to the terms and conditions of the Subordination Agreement with Wells Fargo Foothill, Inc.

         d) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Sellers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Sellers.

         e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the --------------- New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         f) Waiver. Any waiver by the Sellers or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Sellers or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         g) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Sellers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Sellers from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Sellers (to the extent it may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

         h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

         j) Assumption. Any successor to the Sellers or surviving entity in a Fundamental Transaction shall (i) assume in writing all of the obligations of the Sellers under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by the Holder and having similar ranking to this Debenture, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

                              *********************

         IN WITNESS WHEREOF, the Sellers have caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                       VELOCITY ASSET MANAGEMENT INC.


                                       By:______________________________________
                                          Name:
                                          Title:



                                       J. HOLDER INC.

                                       By:______________________________________
                                          Name:
                                          Title:

                                     ANNEX A

                              NOTICE OF CONVERSION


         The undersigned hereby elects to convert principal under the 10% Convertible Senior Secured Debenture of Velocity Asset Management Inc., a Delaware corporation (the "Company"), and J. Holder Inc., a New Jersey corporation (the "JHolder", and the Company and the JHolder, each a "Seller" and collectively the "Sellers"), due on April 27, 2007, into shares of common stock, par value $.001 per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Sellers in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

         By the delivery of this Notice of Conversion the undersigned represents and warrants to the Sellers that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

         The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

                            Date to Effect Conversion:

                            Principal Amount of Debenture to be Converted:

                            Payment of Interest in Common Stock __ yes  __ no
                                If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

                            Number of shares of Common Stock to be issued:


                            Signature:

                            Name:

                            Address:

                                   Schedule 1

                               CONVERSION SCHEDULE

The 10% Convertible Senior Secured Debentures due on April 27, 2007, in the aggregate principal amount of $1,800,000issued by Velocity Asset Management Inc., a Delaware corporation (the "Company"), and J. Holder Inc., a New Jersey corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

                                                     Dated:


---------------------  --------------  -------------------------  -------------
                                          Aggregate Principal
                                           Amount Remaining
                                            Subsequent to
 Date of Conversion                           Conversion
(or for first entry,     Amount of           (or original          Company
 Original Issue Date)    Conversion         Principal Amount)       Attest
---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


---------------------  --------------  -------------------------  -------------


                                   Schedule 2


----------------------------------------------------------------------------------------------------------------------------------
             PROPERTY                                                                AMOUNT            DATE
R&R FILE     ADDRESS                               STATUS                            FUNDED           ACQUIRED      VALUATION
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
03831649     IN NURSING HOME      TWO PURCHASE MONEY MORTGAGES 100% OWNED:         $100,000.00         8/6/03       $230,000.00
             PROPERTIES           1) W. 38TH ST. $184K @ 7%                                                          + INTEREST
                                     DUE IN FULL 4/16/07.
                                  2) 11223 E. SO. ST. & 328
                                     NOTRE DAME AVE. $46,425.54
                                     @ 8%, INST. DUE 12/31/05 & FULL
                                     BALANCE DUE 12/31/06.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05838313     2 RICHMOND RD.,      DEED - FEE SIMPLE INTEREST. IN CONTRACT.         $107,900.00         4/1/05        $127,000.00
             WEST MILFORD, NJ     SALE IN NOVEMBER.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05838310     1316 RT. 33          MORTGAGE INTEREST. WRITS OF EXECUTION            $130,000.00         5/1/05        $150,000.00
             NEPTUNE, NJ          HAVE BEEN  SERVED. SALE DATES HAVE BEEN
                                  REQUESTED FROM SHERIFF ON NEPTUNE AND
                                  2 MERCER COUNTY, TRENTON,  PROPERTIES.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05839457     111 TALLEY RD.,      MORTGAGE INTEREST. SETTLED @ $73,893.00,         $ 34,402.94         5/31/05       $ 73,893.00
             FREEHOLD, N.J.       $15K PAID AND BALANCE W/IN 90 DAYS OR
                                  REVERTS TO FULL AMOUNT OF
                                  $84,806.44 AND FORECLOSE. DEFAULT DATE
                                  IS 11/29/05.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05839471     290 PULIS AVE.,      MORTGAGE INTEREST. SETTLEMENT APPROVED           $100,000.00         N/A           $200,000.00
             FRANKLIN LAKES       W/BK TRUSTEE  FOR 46% OF NET PROCEEDS OF
                                  SALE OF HO-HO-KUS PROPERTY. TRUSTEE
                                  APPLICATION FOR APPROVAL OF SALE @
                                  $715K  IS 10/17/05. CLOSE BEFORE 12/31/05.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05839641     700 JORDAN BLASS     DEED INTEREST. UNDER REHAB AND IS FOR SALE.      $116,500.00         6/2/05        $500,000.00
             AVE., MELBOURNE,     CLOSED ON $1MM CONST FINANCING; VALUATION
             FLA.                 ASSUMES SALE AT $5.2 MM (48% PROFIT)
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05840435     62 RICK RD.          DEED INTEREST. TAXES PAID AT $86,190.03.         $375,649.86         7/5/05        $500,000.00
             ALEXANDRIA, NJ       WE HAVE DBTR FULL COOPORATION. LISTED FOR
                                  SALE. UPDATING AND CLEANUP $4K.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------


----------------------------------------------------------------------------------------------------------------------------------
TX020412     73 DARCY ST.,        CASH ESCROW. $61,000.00 PROCEEDS IN              $ 20,000.00                       $ 61,000.00
             NEWARK, N.J.         ESCROW FOR TURN OVER 3/1/06 UPON
                                  EXPIRATION OF FED TAX LIEN.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05840887     108 FRANKLIN ST.,    CONTRACT TO PURCHASE PURCHASED DISTRESSED        $ 23,000.00         9/16/05       $ 50,000.00
             HACKETTSTOWN, NJ     1 FAMILY HOUSE TO REHAB & SELL. PRICE:
                                  $229K. CLOSE IN OCT.
----------  -----------------  -----------------------------------------------  ----------------  -------------  ---------------
05840891     11 EUGENE RD.,       BID/CONTRACT TO PURCHASE PURCHASED AT SH         $240,000.00         9/30/05       $415,000.00
             SADDLE RIVER, NJ     FORECLOSURE SALE 9/30/05 FOR $1.169MM.
                                  VALUE $1.5MM+. AWAITING DEED, ETC.
                                  SEARCHES ORDERED. CLOSE IN NOVEMBER.
================================================================================================================================